EXHIBIT 15.1

[ERNST & YOUNG LLP LETTERHEAD]

Independent Accountants’ Acknowledgment Letter

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) of State Street Corporation pertaining to the State Street Corporation 1997 Equity Incentive Plan, of our reports dated April 16, 2002 and July 16, 2002 relating to the unaudited consolidated interim financial statements of State Street Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

                                                                                    /s/Ernst & Young LLP

                                                                                    ERNST & YOUNG LLP

Boston, Massachusetts
September 18, 2002